Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Iridium Communications Inc. 2015 Equity Incentive Plan of our report dated February 17, 2022, with respect to the consolidated financial statements of Iridium Communications Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Tysons, Virginia
July 26, 2023